FOR IMMEDIATE RELEASE

OXFORD MEDIA ANNOUNCES NEW INTERIM CHAIRMAN

IRVINE, CA, May 17, 2006 -- Oxford Media, Inc. (OTC Bulletin Board: OXMI), a secure digital communication and technology company, announced today that Thomas Hemingway has resigned as Chairman of the board of directors of Oxford Media thereby affording him the time, resource and capacity to devote to other business interests. Stan Hirschman, an independent director, will assume the position of Interim Chairman while the board interviews director candidates with the intention of electing a permanent chairman in the near future.

Mr. Hemingway, in announcing his resignation stated, “This is an appropriate time for me to step away from Oxford and pursue my other business interests, with assurance and confidence that Oxford’s management team is well positioned and able to execute on the company’s business model. Recognizing Oxford’s quality management team under the leadership of Lew Jaffe, Oxford’s CEO, Oxford should thrive and achieve the vision set forth when we organized the company. I am appreciative of the talent, capability and support of the Oxford team, and confident in their continued success.”

About Oxford Media, Inc.

Oxford Media is a leading developer of digital VOD and PPV entertainment systems that are scalable and turnkey offering hotel guests a variety of video content on-demand including the latest first-run Hollywood Movies, while giving a ROI to property owners. Oxford Media’s market is comprised of small and mid-sized hotels and motels -- a segment of the hotel industry previously underserved and unable to offer such services to their guests. This targeted market of hotel properties between 50 to 300 rooms, comprises over 2.4 million hotel rooms in the U.S. and represents approximately 56% of the total hotel market.

Oxford's wholly owned subsidiary Creative Business Concepts, Inc. is a wireless and business systems provider specializing in WiFi/WiMAX, IT Security and IT Integration, and Telecom. As part of these service offerings, CBC designs and installs specialty communication systems for data, voice, video, and telecom. www.oxfordmediainc.com

Note: All Oxford Media, Inc. issued press releases appear on the Company's website (http://www.oxfordmediainc.com). Any announcement that does not appear on the Oxford Media, Inc. website has not been issued by Oxford Media, Inc.

Special Note Regarding Forward-Looking Statements: Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

Investor Relations:

Oxford Media, Inc.
(949) 341-0050
lisamarie@oxfordmediainc.com

or

The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com